SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material underss.240.14a-12

                                   Quipp, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 ------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)   Proposed maximum aggregate value of transaction:

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         5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:


    3)       Filing Party:

    4)       Date Filed:

                                   QUIPP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Quipp, Inc.:

         The 2001 annual meeting of shareholders of Quipp, Inc. will be held at its corporate offices at 4800 N.W. 157 Street, Miami, Florida on July 10, 2001 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

        (1) To elect two members of the Board of Directors to serve until the 2004 Annual Meeting;

        (2) To ratify the appointment of KPMG LLP as independent public accountants to examine Quipp's financial statements for 2001; and

        (3) To transact such other business as may properly be presented at the annual meeting or any adjournments thereof.

         Holders of Quipp's common stock of record at the close of business on May 22, 2001 are entitled to receive this notice and to vote at the meeting and any adjournment.

         Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.


Miami, Florida                              By Order of the Board of Directors
June 15, 2001
                                            Alan Singer,
                                            Secretary

                                   QUIPP, INC.
                              4800 N.W. 157 STREET
                            MIAMI, FLORIDA 33014-6434

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies from the holders of Quipp common stock by the Board of Directors for use at the 2001 annual meeting. This proxy statement and accompanying form of proxy are first being mailed to our shareholders on or about June 15, 2001.

Time and Place; Purpose

         The annual meeting will be held at Quipp's corporate offices, 4800 N.W. 157 Street, Miami, Florida, on July 10, 2001, starting at 10:00 a.m., Eastern Daylight Time. At the meeting, you will be asked to vote upon (1) the election of two directors to serve until the 2004 annual meeting; (2) a proposal to ratify the appointment of KPMG LLP as independent public accountants to examine Quipp's financial statements for 2001; and (3) such other matters as may properly come before the meeting.

Voting Rights; Votes Required for Approval

         The Board of Directors has fixed the close of business on May 22, 2001 as the record date for the meeting. Only holders of record of shares of Quipp common stock on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 1,933,550 shares of Quipp common stock outstanding and entitled to vote at the meeting.

         Each holder of record, as of the record date, of Quipp common stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Quipp common stock entitled to vote is necessary to constitute a quorum at the meeting. Directors are elected by a plurality of votes cast (in other words, the nominees with the highest number of votes are elected). Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, a properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the meeting, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in vote totals, but will be counted for purposes of determining whether there is a quorum at the meeting.

         All shares of Quipp common stock represented by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and timely returned proxy, the persons named in the proxy will vote the shares FOR election of the two nominees of the Board of Directors and the ratification of the appointment of KPMG LLP. If you decide to attend the meeting, you can vote your shares in person, even if you have already returned your proxy.

         The Board of Directors is not currently aware of any business to be acted upon at the meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, or any adjournments or postponements of the meeting, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

         You may revoke your proxy at any time prior to its use by delivering or mailing in sufficient time to be received prior to the meeting a signed notice of revocation or a later-dated signed proxy to the Secretary of Quipp, at the address listed on the notice of annual meeting of shareholders, or by attending the meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy.

         Quipp will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and Quipp will, upon request, reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the meeting, Quipp may request, in person, by telephone or telecopy, the return of proxy cards. Such solicitation may be made by Quipp's directors, officers or regular employees. Quipp also may employ an outside firm to assist in the solicitation of proxies, and the cost for such services would be paid by Quipp.

Securities Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information concerning ownership of the Quipp common stock as of May 22, 2001 (unless otherwise noted) by (a) each shareholder known to Quipp to beneficially own more than five percent of the common stock, (b) each director and each nominee for election as a director of Quipp, (c) each executive officer of Quipp named in the Summary Compensation Table under "Executive Compensation" and (d) all directors and executive officers of Quipp as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person's family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person's name.

                                                         Number of Shares                Percent of
  Name of Beneficial Owner                              Beneficially Owned          Outstanding Shares(1)
  ------------------------------------------------    -----------------------     --------------------------
  Ralph M. Branca(2)..........................                 32,814                        1.7%
  Richard H. Campbell(3)......................                 16,680                         *
  Cristina H. Kepner(4).......................                 26,189                        1.3%
  Louis D. Kipp(5) ...........................                 68,089                        3.5%
  Anthony P. Peri(6) .........................                 42,735                        2.2%
  William L. Rose(3) .........................                 14,560                         *
  Jeffrey S. Barocas(7) ......................                 27,963                        1.4%
  Christer A. Sjogren(8) .....................                 18,963                         *
  Kenneth G. Langone(9) ......................                176,048                        9.1%
  John L. Morgan(10) .........................                241,252                       12.5%
  Summit Capital Management, LLC(11) .........                228,780                       11.8%
  Pyramid Trading Limited Partnership(12) ....                162,838                        8.4%
  All directors and executive officers
     as a group(13) ..........................                247,993                       12.2%

-----------
*Less than 1%

(1) Applicable percentage of ownership is based on 1,933,550 shares of common stock outstanding on May 22, 2001. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of May 22, 2001 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes 5,000 shares underlying options.

(3)      Includes 5,000 shares underlying options.

(4)      Includes 10,000 shares underlying options.

(5)      Includes 5,000 shares underlying options.

(6)      Includes 33,250 shares underlying options.

(7)      Includes 15,000 shares underlying options.

(8)      Includes 9,000 shares underlying options.

(9) Includes 74,948 shares held by Invemed Associates, LLC. Mr. Langone is the Chairman of the Board and President of Invemed Associates, and principal owner of its corporate parent. The address of Mr. Langone is Invemed Associates, Inc., 375 Park Avenue, New York, New York 10152.

(10) Mr. Morgan has shared beneficial ownership with regard to all 241,252 shares, including 92,500 shares as to which beneficial ownership is shared with Rush River Group, LLC, a Minnesota limited liability company, the members of which are Mr. Morgan, Kirk A. MacKenzie and Jack A. Norqual. Messrs. MacKenzie and Norqual have also claimed shared beneficial ownership as to the 92,500 shares. The beneficial ownership of Mr. Morgan also includes 148,752 shares held by Farnam Street Partners, L.P., a Minnesota limited partnership of which Mr. Morgan is the general partner. The address of Messrs. Morgan, MacKenzie, Norqual and Rush River Group, LLC is 10400 Viking Drive, Suite 160, Eden Prairie, Minnesota 55344. The address of Farnam Street Partners, L.P. is U.S. Bank Place, Suite 4930, Minneapolis, Minnesota 55402. The information in this note is derived from Amendment No. 4 to a Schedule 13D filed with the Securities and Exchange Commission on April 9, 2001 by Messrs. Morgan, MacKenzie and Norqual and Rush River Group, LLC, Amendment No. 3 to a Schedule 13G filed with the Securities and Exchange Commission by Farnam Street Partners, L.P. on January 16, 2001.

(11) Beneficial ownership of these shares shared between Summit Capital Management, LLC and John C. Rudolf. Mr. Rudolf is President of Summit Capital Management, LLP. The address of Summit Capital Management, LLC and Mr. Rudolf is 601 Union Street, Suite 3900, Seattle, Washington 98101. The information in this note is derived from Amendment No. 3 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 by Summit Capital Management, LLP, Summit Capital Partners LP and Mr. Rudolf.

(12) Pyramid Trading Limited Partnership has shared beneficial ownership with regard to all 162,838 shares with Oakmont Investments, LLC and Mr. Daniel Asher. Oakmont Investments, LLC is the general partner of Pyramid Trading Limited Partnership, and Mr. Asher is Manager of Oakmont Investments, LLC. The address of Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher is 440 S. LaSalle Street, Suite 700, Chicago, IL 60605. The information in this note is derived from a Schedule 13D filed with the Securities and Exchange Commission on July 3, 2000 and Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on May 8, 2001 by Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher.

(13)     Includes 95,250 shares underlying options.

                              ELECTION OF DIRECTORS

Nominees for Election

         At the Meeting, two directors are to be elected. The Board of Directors is divided into three classes, whose terms expire at successive annual meetings. The two Directors to be elected at the meeting will be elected to serve for a three year term expiring at Quipp's annual meeting in the year 2004.

         The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected or qualified, or until the earliest of his or her death, resignation or retirement.

         The Board of Directors believes that all the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

         Set forth below is certain information concerning the nominees for election as directors and those directors whose terms will continue following the meeting:

Name                                Age          Position with the Company
----                                ---          -------------------------
Nominees for Election to Serve Until the 2004 Annual Meeting of Shareholders

Richard H. Campbell                  65          Chairman of the Board
Cristina H. Kepner                   55          Director

Directors Whose Terms Will Expire at the 2002 Annual Meeting of Shareholders

Anthony P. Peri                      58          President, Chief Executive
                                                   Officer and Director
William L. Rose                      75          Director

Directors Whose Terms Will Expire at the 2003 Annual Meeting of Shareholders

Ralph M. Branca                      65          Director
Louis D. Kipp                        69          Director

         Mr. Campbell has been a director of Quipp since May 1996 and Chairman of the Board since February 2000. He has been President of Seacoast Consulting, a private business consulting firm, since August 1994. Mr. Campbell was Group Vice President of the Commercial and Outdoor Products Group of Textron, Inc. from March 1992 to August 1994. From 1989 to March 1992, he was Group Vice President of Black and Decker Corporation and also served as President of that company's Hardware and Home Improvement Group. Prior to that time, he was Executive Vice President of Emhart Corporation and President of that company's Consumer Sector Group until the company was acquired by Black and Decker Corporation.

         Ms. Kepner has been a director of Quipp since January 1995. She was Executive Vice President of Invemed Associates, LLC, an investment banking firm, from February 1978 to February 2001. Since February 2001, Ms. Kepner has served as an advisor to Invemed. Ms. Kepner is also a director of Cepheid and ViroLogic, Inc.

         Mr. Peri has been President and Chief Executive Officer of Quipp and President of Quipp Systems, Inc., Quipp's operating subsidiary, since April 1998. From May 1997 to March 1998, Mr. Peri was President and Chief Operating Officer of CText Inc., a pre-press systems supplier to the newspaper industry. From August 1986 to May 1997, he served in various capacities at Harris Publishing Systems Corporation, the most recent of which was Vice President and General Manager, with responsibility for the Company's software and systems integration business.

         Mr. Rose has been a director of Quipp since it commenced operations in August 1983. From July 1982 to June 1991, he was President and Chairman of the Board of Technit, Inc., a supplier of EMI shielding for the electronics industry. Mr. Rose remained a director of Technit until 2000.

         Mr. Branca has been a director of Quipp since July 1991. He was President and Chief Executive Officer of Quipp from May 1995 to April 1998. He has also been President of RMB Associates, a business consulting firm that he owns, since November 1989. Prior to November 1989, he was employed by Emhart Corporation, where he held numerous positions, the most recent of which was Corporate Vice President of Operations.

         Mr. Kipp, a founder of Quipp, was President of Quipp Systems, Inc. from July 1987 until April 1998. He has been a director of Quipp since July 1995. He also served previously as a director of Quipp from August 1983 to January 1995. Mr. Kipp was President of Quipp from August 1983 to July 1987.

Meetings and Committees of the Board of Directors.

         The Board of Directors held 11 meetings during 2000. The Board has an Audit Committee and a Compensation and Nominating Committee.

         The Audit Committee is currently comprised of Messrs. Rose (Chairman) and Campbell and Ms. Kepner. The Audit Committee is authorized to review Quipp's audited financial statements prior to filing or distribution and consider the adequacy of Quipp's internal controls, to review with the independent auditors the scope of their activities and findings, to review the independence of Quipp's independent auditors, to review with management and the independent auditors Quipp's quarterly financial statements prior to filing or distribution and to review with the appropriate officers Quipp's internal controls. The Audit Committee also recommends the firm of independent auditors for appointment by Quipp. The Audit Committee met four times during 2000.

         The Compensation and Nominating Committee is currently comprised of Ms. Kepner (Chairwoman) and Messrs. Branca and Kipp. The Committee approves the salary, bonus and other benefits of members of senior management, and administers Quipp's 1996 Equity Compensation Plan. In addition, the Committee recommends to the Board of Directors nominees for election to the Board of Directors and the compensation of the directors. The Committee will consider qualified candidates for election as directors suggested by shareholders that are submitted in writing to the Secretary of Quipp in accordance with procedures set forth in the bylaws. The Compensation and Nominating Committee met four times during 2000.

Compensation of Directors

         Quipp currently pays each non-employee director a fee of $1,200 for attendance at each meeting of the Board of Directors ($400 if the director participates by telephone) and $200 for each meeting of a Board committee.

Compensation Committee Interlocks and Insider Participation

         Messrs. Branca and Kipp, former officers of Quipp and Quipp Systems, were members of the Compensation Committee during the last completed fiscal year.


                      REPORT OF COMPENSATION AND NOMINATING
                       COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation and Nominating Committee follows two basic principles in setting the compensation for Quipp's executive officers. First, annual compensation should, to a meaningful extent, reflect Quipp's financial performance. Second, incentives should be provided that will tie long-term rewards for the executive officers to increases in shareholder value. The Committee attempts to effect this policy through three components of compensation: salary, bonuses and stock options.

         Salary determinations have not been based upon any specific criteria, but do include consideration of the local and industry market. The Committee determined to increase the salary of certain executives based on this consideration. In the case of Mr. Peri, the Committee determined to increase his salary for the first time since he was first employed by the Company in 1998. Despite these increases, the Committee is confident that, as compared to most other public companies, the salaries paid to its executive officers are modest, but competitive with like size companies in the region.

         Bonuses are paid under the Quipp, Inc. Management Incentive Compensation Plan. Under that plan, an incentive pool, based on a percentage of Quipp's operating income, is made available for awards to Quipp's executive officers. A target award is determined for each participant, including Quipp's executive officers. The actual award is made based on three different criteria:
(1) 60 percent of the award is based upon the Quipp's operating income for the year; (2) 25 percent of the award is based on the achievement of specific personal objectives by the participant; and (3) 15 percent of the award is based on the achievement by Quipp of budgeted orders for the year. The portion of the award relating to the achievement of orders may be increased to the extent that actual orders exceed budgeted orders, thereby further rewarding achievement of company growth. For 2000, Quipp achieved its budgeted operating income, so the entire portion of the award relating to operating income was paid to each participant. With regard to orders, Quipp exceeded its budgeted orders by approximately ten percent, and payment for that portion of the award was made accordingly. Payments regarding personal objectives varied among participants. For the executive officers other than Mr. Peri, such objectives included successful installation of new products, improvements in customer service, upgrades to accounting systems software and other objectives. In the case of Mr. Peri, the operating income and orders portions of his award were based on the same achievement criteria as was applied to other participants. With regard to individual objectives, the Committee determined to base Mr. Peri's on the percentage of the maximum award for individual objectives paid, in the aggregate, to all other participants in the Plan. In addition, in light of Quipp's outstanding performance during 2000, the Committee paid additional awards, totaling $46,625 in the aggregate, to all participants in proportion to the maximum award otherwise payable under the Plan.

         The stock option component of the executive officers' compensation is designed to provide incentives for the enhancement of shareholder value, since the full benefit of stock option grants typically is not realized unless there has been appreciation in share values over several years. Following option grants in 1999, relatively few shares remained available for grant under the Quipp, Inc. Equity Compensation Plan. In light of option grants made in previous years, the Committee did not believe that additional grants were needed to provide further incentive.

         In last year's proxy statement, the Report of the Committee noted that during 1999, Quipp paid a special dividend of $7.00 per share to its shareholders. Partly in consideration of the anti-dilution provisions relating to the then outstanding stock options, the Committee determined to provide all employee participants who were granted options in 1998, other than Mr. Peri, options covering a number of shares equivalent to the number of shares underlying options granted in 1998. In addition, the Committee determined to provide additional awards to these participants, other than Mr. Peri, aggregating $49,438 per year for all participants from 1999 to 2002 subject, in years following 1999, to continued employment by the participants. The awards were to be made in Quipp stock pursuant to the 1996 Equity Compensation Plan. During 2000, the Committee determined to provide additional awards to Mr. Peri (but not additional stock options) based on the same criteria used to provide awards to other employee participants, and also payable in Quipp stock. In January 2001, the Committee determined to accelerate the payment of the 2001 and 2002 portions of the awards, in recognition of Quipp's performance in 2000.

         Certain provisions of the Internal Revenue Code provide generally that publicly held corporations may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive. It is not expected that these provisions will adversely affect Quipp based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. In addition, Quipp's 1996 Equity Compensation Plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan regardless of whether such income, together with salary, bonus and other compensation, exceeds the limitation.


Cristina H. Kepner, Chairwoman
Ralph M. Branca
Louis D. Kipp

                          REPORT OF THE AUDIT COMMITTEE

       The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors (see Appendix A). The Audit Committee recommends to the Board of Directors the selection of Quipp's independent accountants.

       Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Quipp's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

       In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

       Quipp's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

       Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Quipp's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

William L. Rose, Chairman
Richard H. Campbell
Cristina H. Kepner


                             AUDIT AND RELATED FEES

       The Audit Committee also considered whether the provision of services other than audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

       Fees for all services provided by KPMG LLP for 2000 were as follows:

Audit Fees

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Quipp's annual financial statements for the year ended December 31, 2000 and the reviews of Quipp's financial statements included in Quipp's Quarterly Reports on Form 10-Q for the year ended December 31, 2000 were $100,100.

All Other Fees

         The aggregate fees billed for all other services rendered by KPMG LLP during fiscal year 2000, other than the services referred to above under the caption "Audit Fees," were $27,900. Such other fees primarily involved assistance relating to our tax returns and other tax matters.


                             EXECUTIVE COMPENSATION

Compensation Summary

         The following table sets forth certain information regarding compensation paid by Quipp with respect to Quipp's Chief Executive Officer and Quipp's two other executive officers.


                           SUMMARY COMPENSATION TABLE

                                                                                              Long-term
                                                            Annual                           Compensation
                                                         Compensation                           Awards
                                        ------------------------------------------------   -----------------
                                                                                              Securities
         Name and                                                        Other Annual         Underlying           All Other
    Principal Position         Year       Salary          Bonus          Compensation         Options(#)       Compensation($)(1)
---------------------------    -----    -----------    ------------    -----------------   -----------------  ----------------------
Anthony P. Peri (2)            2000       $150,225        $102,618            --                  --                  $4,013
  President and                1999       $135,000         $81,000            --                26,500                $2,725
  Chief  Executive             1998        $98,654         $47,090            --                30,000                $ 831
  Officer

Jeffrey S. Barocas             2000       $107,455         $63,244            --                  --                  $4,920
  Chief  Financial             1999       $101,436         $51,914            --                12,000                $4,143
  Officer and                  1998        $98,759         $40,687         $50,308              12,000                $2,607
  Treasurer

Christer A. Sjogren            2000       $108,071         $56,018            --                  --                  $4,145
  Executive Vice               1999       $103,216         $50,544            --                12,000                $2,971
  President of Quipp           1998       $103,839         $42,040            --                12,000                $2,077
  Systems, Inc.

-----------------------

(1) Constitutes amounts contributed by Quipp, for the benefit of the executive officer, to Quipp's Employee Savings and Investment Plan.

(2) Mr. Peri became Quipp's President and Chief Executive Officer in April 1998.

Stock Option Holdings

         The following table presents information about the number and value of options held at December 31, 2000 by the executive officers of Quipp who are named in the Summary Compensation Table. None of the executive officers exercised stock options in 2000.


                          FISCAL YEAR END OPTION VALUES

                                        Number of Shares                         Value of Unexercised
                                     Underlying Unexercised                      In-the-Money Options
                                   Options at Fiscal Year-End                    at Fiscal Year-End(1)
                              --------------------------------------     --------------------------------------

          Name                 Exercisable          Unexercisable          Exercisable         Unexercisable
--------------------------    ---------------     ------------------     ---------------    -------------------
Anthony P. Peri                   16,625               29,875               $422,898             $759,945
Jeffrey S. Barocas                9,000                15,000               $228,938             $381,563
Christer A. Sjogren               9,000                15,000               $228,938             $381,563


----------------------------
(1) Based upon $25.4375 per share, which was the last sale price of the Company's common stock as reported by Nasdaq on December 31, 2000.


Change of Control Agreements

         In December 2000, Quipp entered into change of control agreements with each of the executive officers who are named in the Summary Compensation Table. Under each change of control agreement, if the executive officer is terminated for any reason other than "cause" (as defined in the agreement) or suffers a "constructive termination without cause" during the period commencing 90 days prior to a change of control and ending 12 months following the change of control, the executive officer will receive an amount equal to two times his base salary. In addition, for a period of 12 months following each termination or constructive termination, Quipp will reimburse the executive officer for the cost of COBRA health insurance continuation coverage under Quipp's health plan and will continue to provide any automobile or automobile allowance made available to the executive officer prior to the change of control. Under the Agreement, a "change of control" is defined generally as meaning the acquisition by a person of securities having more than 20% of the voting power of the Company's outstanding securities; a sale or other disposition of substantially all of the Company's assets; any transaction in which the shareholders of the Company do not beneficially own at least 80% of the voting power of the surviving company in the election of directors; or a change in the composition of the board as a result of which incumbent board members constitute less than a majority of the board. A "constructive termination without cause" means the executive officer's resignation following a reduction in the officer's compensation, a significant decrease in the officer's duties and responsibilities, or assignment of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities held by the officer on the date of the agreement, or the relocation of the officer out of the grater Miami, Florida area. In connection with the agreement, each executive officer agreed to certain confidentiality and non-competition provisions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected KPMG LLP as the independent public accountants to examine the financial statements of Quipp for 2001. In accordance with the resolution of the Board of Directors, this selection will be presented to the shareholders for ratification at the meeting. The firm of KPMG LLP or a predecessor firm has audited Quipp's financial statements annually since 1983. If the shareholders do not ratify the appointment of KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT OF KPMG
LLP.

                        FIVE YEAR PERFORMANCE COMPARISON

         The following line graph compares the yearly change in the cumulative total shareholder return on Quipp's common stock for the past five fiscal years with the cumulative total return of the Nasdaq Market Index and the Dow Jones Factory Equipment Industry Group, described more fully below (the "Factory Equipment Group"). The returns are indexed to a value of $100 at December 31, 1995. Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization.


                               (GRAPHIC OMITTED)




====================================================================================================================
                                        FY end       FY end       FY end       FY end       FY end       FY end
               Index                     1995         1996         1997         1998         1999         2000
--------------------------------------------------------------------------------------------------------------------
Quipp, Inc.                            $100.00      $ 88.10      $157.14      $180.95      $228.57       $363.40
--------------------------------------------------------------------------------------------------------------------
Nasdaq Market Index                    $100.00      $124.27      $152.00      $214.39      $378.12       $237.66
--------------------------------------------------------------------------------------------------------------------
Factory Equipment Group                $100.00      $ 98.54      $115.25      $ 92.03      $ 81.80       $ 75.74
====================================================================================================================

         The Factory Equipment Group is not a "published industry or line-of-business index" as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a "peer index" and the identity of the issuers used in the index is as follows:
Baldwin Technology Inc. Class A, Bethlehem Corporation, BNS Co. Class A, BTU International, Inc., Chicago Rivet & Machine Co., Farrel Corporation, Flow International Corp., Gardner Denver, Inc., Genesis Worldwide, Inc., Gorman-Rupp Company, Hardinge Inc., Hirsch International Corp. Class A, Hurco Companies Inc., K-Tron International, Inc., Katy Industries, Inc., Key Technology Inc., McClain Industries, Inc., Metso Corporation, Middleby Corporation, Milacron Inc., Paul Mueller Company, Nordson Corporation, The Oilgear Company, Paragon Technologies, Inc., Quipp, Inc., Regal-Beloit Corp., Research, Inc., Riviera Tool Company, Sames Corporation, Selas Corporation of America, The L.S. Starrett Company, Taylor Devices, Inc., Thermo Fibertek Inc., and Utilx Corporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Quipp's officers and directors and beneficial owners of more than ten percent of Quipp's common stock to file reports of ownership of Quipp's securities and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on its review of Section 16(a) filings, Quipp believes that all filings required to be made during 1999 were made on a timely basis other than one report filed by Christer A. Sjogren after the applicable due date covering one transaction.


                            ADVANCE NOTICE PROCEDURES

         Quipp's Bylaws provide that any shareholder wishing to make a nomination for director or to propose business to be considered at an annual meeting of shareholders must deliver a notice to Quipp no earlier than 50 days nor later than 21 days prior to the meeting, unless notice of the meeting is mailed less than 28 days prior to the meeting, in which case the shareholder notice must be delivered no later than the close of business on the seventh day following the date the notice of the meeting is first mailed to shareholders. The shareholder notice must meet certain other requirements set forth in the Bylaws. Shareholders may request a copy of the Bylaws from the Secretary, Quipp, Inc., 4800 N.W. 157 Street, Miami, FL 33014-6434. These requirements do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may ask at the meeting.


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal to be presented at the 2002 Annual Meeting of Shareholders must be received by Quipp on or before February 12, 2002 in order to be included in the proxy statement relating to the meeting. If a shareholder notifies Quipp after April 28, 2002 of an intent to present a proposal at Quipp's 2002 Annual Meeting of Shareholders, Quipp may use its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in Quipp's proxy statement.



June 15, 2001

                                   APPENDIX A


                                   QUIPP, INC.

                             AUDIT COMMITTEE CHARTER


The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In vesting authority in the Audit Committee, the Board of Directors wishes to underscore the Company's policy that the independent accountant has ultimate accountability to the Board of Directors and the Audit Committee as representatives of the shareholders.

A.       Duties

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent accountant and the Board of Directors.

2. Review annually and recommend to the Board of Directors as appropriate, an update of Audit Committee's charter.

3. Recommend to the Board of Directors the independent accountant to be nominated for approval at the Company's annual meeting of shareholders and approve the compensation of the independent accountant.

4. Review the performance of the independent accountant and approve any proposed discharge of the independent accountant when circumstances warrant.

5. Review and take appropriate action to oversee the independence of the independent accountant, including, without limitation:

         a. Receiving a formal written statement from the independent accountant delineating all relationships between the accountant and the Company, consistent with Independence Standards Board Standard No. 1.

         b. Actively engaging in a dialog with the independent accountant with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent accountant.

6. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

7. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

8. Consider and review with the independent accountant, out of the presence of management:

         a. The adequacy of the Company's internal controls, including computerized information system controls and security.

         b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

         c. The independent accountant's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

9. Review with management and the independent accountant at the completion of the annual examination:

         a. The Company's annual financial statements and related footnotes.

         b. The independent accountant's audit of the financial statements and its report thereon.

         c. Any significant changes required in the independent accountant's audit plan.

         d. Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

         e. Any significant disagreement among management and the independent accountant in connection with preparation of the financial statements.

         f. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

10. Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

11. Review the Company's Securities and Exchange Commission filings and other published documents containing the Company's annual financial statements, including any certification, report, opinion or review rendered by the independent accountant.

12. Review with management and the independent accountant the interim financial report before it is filed with the Securities and Exchange Commission or other regulators (the Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review).

13. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

14. Review legal and regulatory matters that may have a material impact on the financial statements.

15. Meet with the independent accountant and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

16. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

17. At the Audit Committee's discretion, conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

18. Perform such other functions as assigned by law, the Company's Articles of Incorporation or Bylaws, or the Board of Directors.

B.       Composition and Meetings

The Audit Committee shall consist of at least three members. Audit Committee members and the Audit Committee Chairman shall be designated by the Board of Directors. All members of the Audit Committee shall be independent members of the Board of Directors, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to The Nasdaq Stock Market. Members of the Audit Committee shall serve at the pleasure of the Board of Directors.

The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

C.       Reporting

The minutes of all meetings of the Committee shall be maintained and provided to the Board of Directors. The Audit Committee Chairman shall provide a report to the Board of Directors on the activities of the Audit Committee at the Board of Directors meeting next following each Audit Committee meeting and at such other times as he deems appropriate.

The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement relating to the annual meeting of shareholders together with, at such intervals as are required by Securities and Exchange Commission regulations, a copy of the Audit Committee's charter.

(front)

                                   QUIPP, INC.
                 Annual Meeting of Shareholders - July 10, 2001
           This Proxy is solicited on behalf of the Board of Directors


         The undersigned hereby appoints RICHARD H. CAMPBELL and ANTHONY P. PERI, with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Quipp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Quipp, Inc. to be held at the company offices at 4800 N.W. 157th Street, Miami, FL 33014-6434, at 10:00 A.M. Eastern Daylight Time on July 10, 2001 and any adjournment thereof, subject to the directions indicated on the reverse side.

         If no directions are given, the shares will be voted FOR the election of the listed nominees for director and FOR the proposal to ratify the appointment of KPMG LLP. This Proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUIPP, INC.

         Note:  THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

(reverse)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                   QUIPP, INC.

                                  July 10, 2001

                 Please Detach and Mail in the Envelope Provided


A |X|  Please mark your votes
          as in this example

                               WITHHELD
                  FOR ALL      FROM ALL
                  Nominees     nominees

1. Election of      |_|          |_|       Nominees:  Richard H. Campbell
    Directors                                         Cristina H. Kepner

                                                    FOR      AGAINST   ABSTAIN
 2. Proposal to ratify the appointment              |_|       |_|        |_|
     of KPMG LLP as independent public
    accountants for 2001

 3. To vote on such other matters that may properly come before the meeting.

|_| FOR ALL EXCEPT the nominees indicated on the line immediately below



Signature                       Signature                     Date        , 2001
         -------------------             ------------------        -------

NOTE: Please sign this proxy exactly as name(s) appears thereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.